Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of our report dated March 15, 2022, relating to the consolidated financial statements of DocGo Inc. and subsidiaries, which report appears in the prospectus, which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in such prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

March 15, 2022